Exhibit 10.2

R E S T R I C T E D   S T O C K   A W A R D   C E R T I F I C A T E

Non-transferable

G R A N T   T O

(the “Grantee”)

by ScanSource, Inc. (the “Company”) of

_____ shares of its common stock, no par value (the “Shares”)

pursuant to and subject to the provisions of the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth in this Award Certificate (the “Award Certificate”). By accepting the Restricted Stock Award described herein, the Grantee shall be deemed to have agreed to the terms and conditions set forth in this Award Certificate and the Plan and understands and agrees that this Award Certificate constitutes an agreement between the Grantee and the Company.

Unless vesting is accelerated in accordance with the Plan or the Award Certificate, the restrictions imposed under Section 2 of the Award Certificate will expire with respect to the Shares awarded hereunder ratably in three annual installments, commencing as of the first anniversary of the Grant Date (as defined below), provided that the Grantee has been continuously employed by the Company from the Grant Date until each respective anniversary date of the Grant Date.

IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

SCANSOURCE, INC.

By:	Grant Date: (the “Grant Date”): _____________________

Updated 12/09

AWARD CERTIFICATE

TERMS AND CONDITIONS

1. Grant of Award. The Company hereby grants to the Grantee, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Award Certificate, a Restricted Stock Award (the “Award”) for the number of Shares indicated on Page 1 hereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Award and the Shares are subject to the following restrictions. “Restricted Shares” mean those Shares underlying the Award (or portion thereof) that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If the Grantee’s employment with the Company terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then the Grantee shall forfeit all of the Grantee’s right, title and interest in and to the Award and the Restricted Shares as of the date of employment termination, and such Restricted Shares shall revert to the Company (without the payment by the Company for any consideration for such Shares) immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all Shares or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.

3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a) With respect to such ratable portion of the Shares as is specified on page 1 hereof, on each of the first three anniversary dates of the Grant Date, as specified on page 1 hereof, provided the Grantee is still employed by the Company on each respective anniversary of the Grant Date; or

(b) as to all of the Shares, upon the termination of the Grantee’s employment due to death, Disability or Retirement; or

(c) upon the Grantee’s termination of employment by the Company without Cause or by the Grantee for Good Reason within twelve (12) months after the effective date of a Change in Control.

4. Delivery of Shares. The Shares will be registered in the name of the Grantee as of the Grant Date and may be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of the Grantee and shall bear a legend in substantially the following form: “This certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and ScanSource, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Award Certificate, copies of which are on file in the offices of ScanSource, Inc.” Stock certificates for the Shares or portion thereof, without the first above legend, shall be delivered to the Grantee or the Grantee’s designee upon request of the Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5. Voting and Dividend Rights. Subject to the terms of the Plan and this Award Certificate, Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. Each dividend payment, if any, shall be made no later than the end of the calendar year in which the dividend is paid to the shareholders or, if later, the 15th day of the third month following the date the dividend is paid to shareholders. If the Grantee forfeits any rights he may have under this Award Certificate, the Grantee shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein and the Grantee shall no longer be entitled to receive dividends on such stock. In the event that for any reason the Grantee shall have received dividends upon such stock after such forfeiture, the Grantee shall repay to the Company any amount equal to such dividends.

6. No Right of Continued Employment. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Grantee’s employment or service at any time, nor confer upon the Grantee any right to continue in the employ or service of the Company or any Affiliate.

7. Payment of Taxes. Upon issuance of the Shares hereunder, the Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, the Grantee must file an appropriate election with the Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations. The Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in the Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes (including FICA taxes) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from this award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Grantee acknowledges that the Company has made no warranties or representations to the Grantee with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Grantee is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Award or the Shares. The Grantee acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that the Grantee has been advised that he should consult with his or her own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Award and this Award Certificate. The Grantee also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Grantee.

8. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative.

9. Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

10. Severability. If any one or more of the provisions contained in this Award Certificate is invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

11. Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.

12. Beneficiary Designation. The Grantee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Grantee hereunder and to receive any distribution with respect to the Award upon the Grantee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Grantee, the Grantee’s rights with respect to the Award may be exercised by the legal representative of the Grantee’s estate, and payment shall be made to the Grantee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Grantee at any time provided the change or revocation is filed with the Company.

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